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                                                                    EXHIBIT 23.2

                                                                 ARTHUR ANDERSEN



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Prospectus Supplement to the Prospectus dated March 13, 2001 of Anadarko Petroleum Corporation of our report dated March 3, 2000 included in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                       /s/ Arthur Andersen LLP

Fort Worth, Texas
March 5, 2002